Exhibit 99.1

SORL Auto Parts Reports Record 20% Annual Net Sales Increase in 2018

ZHEJIANG, China, April 1, 2019 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its financial results for the fourth quarter of 2018 and the year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

●	Net sales for the 2018 fourth quarter were $123.2 million from $122.9 million in the 2017 fourth quarter;

●	Revenues from the domestic OEM segment grew 14.1% year-over-year to $71.4 million;

●	Revenues from international markets rose 20.0% to $22.2 million;

●	Gross margin was 25.6%, up from 25.5% in the fourth quarter of 2017;

●	Net income attributable to stockholders grew 15.0% to $3.3 million, or $0.17 per basic and diluted share, compared with $2.9 million, or $0.15 per basic and diluted share in the fourth quarter of 2017.

2018 Full Year Highlights

●	Net sales increased 19.9% to another new annual sales record of $468.0 million compared to the prior annual record of $390.5 million in 2017;

●	Gross margin was 26.2% as compared with 26.7% a year ago;

●	Income from operations was $34.2 million compared with $35.1 million in 2017;

●	Net income attributable to stockholders for fiscal year 2018 was $12.7 million compared with $24.3 million 2017. Diluted earnings per share were $0.66 in 2018 compared with $1.26 in 2017;

●	Excluding the impact of income tax provision associated with the U.S. tax reform, net income attributable to stockholders for fiscal year 2018 would have been $23.7 million, or $1.23 per basic and diluted share;

●	Cash flow from operations grew to $161.2 million from $33.8 million in 2017.

Mr. Xiaoping Zhang, SORL’s Chief Executive Officer and Chairman, stated, “We are pleased to report robust growth in sales to Chinese OEM market in the fourth quarter and another record top line in 2018, especially in the weakening economy in China. While we grew sales and expanded our market shares in all our three lines of business in 2018, we remained profitable and generated strong free cash flow.”

Ms. Jinrui Yu, SORL’s Chief Operating Officer, added, “Our broad range of advanced braking products enabled us to expand our customer base and grow our market share in China and abroad. We also invested over $55.4 million in property, plant and equipment in 2018 to enhance our production capacity and productivity. Our strengthened research and development program continues to develop technologies positioning us for ongoing growth in the future.”

Fourth Quarter 2018 Financial Results

For the fourth quarter of 2018, net sales were $123.3 million compared to $122.9 million in the fourth quarter of 2017.

Revenues from the Company’s domestic OEM customers were $71.4 million, an increase of 14.1% from $62.6 million in the fourth quarter of 2017. The strong year-over-year sales growth was mainly due to increased market share. Sales to China’s domestic aftermarket was $29.7 million compared with $41.8 million in the same quarter of 2017. The decrease in aftermarket sales was mainly attributable to the limited production capability, which was largely consumed by the increased orders from the OEM market and international markets. Revenues from international markets increased 20.0% to $22.2 million, compared to $18.5 million in the same quarter of 2017 as the Company’s global customer base continued to expand.

The gross profit for the fourth quarter of 2018 was $31.6 million from $31.3 million in the fourth quarter of 2017. Gross margin was 25.6%, up from 25.5% in the fourth quarter of 2017.

In the fourth quarter of 2018, operating expenses increased to $30.4 million from $28.2 million in the same quarter of 2017. As a percentage of total revenues, operating expenses were 24.7% in the fourth quarter of 2018 compared to 23.0% in the fourth quarter of 2017.

●	Selling and distribution expenses were $18.0 million, or 14.6% of quarterly revenues, compared with $16.2 million, or 13.2% a year ago. Higher selling and distribution expenses were primarily due to the higher freight and packaging costs and compensation to the sales team.

●	General and administrative (“G&A”) expenses in the fourth quarter of 2018 were $9.4 million compared with $8.5 million a year ago. G&A expenses as a percentage of revenue in the fourth quarter of 2018 were 7.6% compared with 6.9% in the fourth quarter of 2017.

●	Research and development (“R&D”) expenses were $3.0 million compared with $3.5 million in the fourth quarter of 2017. As a percentage of revenue, R&D expenses were 2.4% in the fourth quarter of 2018 compared with 2.9% of revenue in the fourth quarter of 2017.

Interest income was $3.2 million compared with $0.2 million in the fourth quarter of 2017. Financial expenses were $3.4 million compared with $1.3 million in the fourth quarter of 2017.

Income before income taxes was $4.6 million in the fourth quarter of 2018 compared with $3.7 million in the fourth quarter of 2017.

Income taxes were $0.8 million in the fourth quarter of 2018 compared with $0.5 million in the fourth quarter of 2017.

Net income attributable to stockholders for the fourth quarter of 2018 was $3.3 million, or $0.17 per basic and diluted share, compared with $2.9 million, or $0.15 per basic and diluted share a year ago.

Full Year 2018 Financial Results

SORL’s net sales for the fiscal year ended December 31, 2018 increased 19.9% to a new record high of $468.0 million from the former annual record high of $390.5 million in 2017.

For the fiscal year ended December 31, 2018, the Company’s sales to the domestic OEM market increased by 15.5% to $236.1 million from $204.4 million in 2017. According to the China Association of Automobile Manufacturers (“CAAM”), the total unit sales of commercial vehicles in China increased by 5.1% in 2018 despite lower bus unit sales.

Aftermarket sales increased by 28.8% to $147.0 million from $114.1 million in 2017. The increasing number of OEM warranty expirations from prior years’ commercial vehicle sales helped drive aftermarket growth in 2018.

International sales increased by 17.9% to $84.9 million compared with $72.0 million in 2017 due to a growing international customer base.

SORL’s gross profit increased 17.6% to $122.5 million from $104.2 million in 2017 due to increased total sales. Gross margin decreased slightly to 26.2% from 26.7% in 2017 primarily due to increased sales promotions with price discounts to increase the Company’s market share.

SORL’s operation expenses increased 36.6% to $98.5 million from $72.1 million in 2017.

●

Selling expenses increased by approximately $16.1 million compared with 2017 primarily due to higher freight, packaging costs and commissions related to higher sales. As a percentage of total sales revenues, selling expenses were 11.8% for the year ended December 31, 2018 compared with 10.0% in 2017.

●	G&A expenses increased by $4.9 million in 2018 mainly due to higher sales. G&A expenses increased to 5.8% of sales revenue for the year ended December 31, 2018, as compared to 5.6% in 2017.

●	R&D expenses increased by $5.4 million from 2017 as SORL continued to build new advanced products and enhance technologies. The Company’s focus has been on developing electronically controlled products to enhance braking performance in 2018. As a percentage of sales revenue, R&D expenses were 3.5% in 2018 compared to 2.8% for the year ended December 31, 2017.

Net other operating income was $10.1 million compared with $3.0 million in 2017 due to increased sales of scrap metals.

Interest income increased to $6.1 million from $0.2 million in 2017. Financial expenses increased to $13.6 million from $3.1 million in 2017.

Income before provision for income taxes was $31.3 million compared to $31.7 million in 2017. The pretax income margin was 6.7% in the 2018 year compared with 8.1% in 2017.

The provision for income taxes was $15.8 million in 2018 compared with $4.7 million in 2017. The significantly higher taxes in 2018 compared with 2017 were mainly due to one-time accrued taxes of $11.0 million associated with the U.S. tax reform. The Company also recognized related adjustments in an amount of $587,821. As of December 31, 2018, $2,451,499 was included in taxes payable as a current liability which the Company believes will be paid within one year and the remaining balance was included in long-term taxes payable. As of the filing date, no transition tax payment has been made.

The net income attributable to stockholders in 2018 was $12.7 million, compared with $24.3 million in 2017. Earnings per share, both basic and diluted, for the years ended December 31, 2018 and 2017, were $0.66 and $1.26 per share, respectively.

Excluding the impact of the income tax provision associated with the U.S. tax reform, net income attributable to stockholders for the 2018 year would have been $23.7 million, or $1.23 per basic and diluted share, compared with net income attributable to stockholders of $24.3 million or $1.26 per basic and diluted share in 2017.

Balance Sheet

As of December 31, 2018, the Company had cash and cash equivalents of $73.6 million compared to $4.2 million on December 31, 2017. Accounts receivable were $150.0 million compared to $134.4 million on December 31, 2017. Inventories were $204.3 million compared to $114.3 million on December 31, 2017. Short-term bank loans were $217.9 million compared to $125.4 million on December 31, 2017. Total equity was $205.5 million at December 31, 2018 compared with $200.3 million at December 31, 2017. On December 31, 2018, working capital was $47.3 million with a current ratio of 1.1 to 1. Net cash flows provided by operating activities was $161.2 million compared with $33.8 million in 2017. Acquisition of property, equipment, plant and land use rights was $55.4 million compared with $52.3 million in 2017.

Business Outlook

For the fiscal year 2019, management expects net sales to be approximately $515 million and net income attributable to stockholders to be approximately $22 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Monday April 1, 2019, at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its unaudited financial results for the 2018 fourth quarter and audited results for the fiscal year ended December 31, 2018. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86 400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 A.M. EDT on May 1, 2019 or 8:00 P.M. Beijing Time on May 1, 2019 . The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID “45616” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” or similar expressions. These forward-looking statements may also include statements about the Company’s proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company’s management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company’s products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company’s business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang

+86-151-6770-5972

+86-577-6581-7721

phyllis@sorl.com.cn

Kevin Theiss

Awaken Advisors
212-521-4050
kevin.theiss@awakenlab.com

-Tables Follow –

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2018 and December 31, 2017

	December 31, 2018		December 31, 2017

Assets
Current Assets
Cash and cash equivalents	US$	73,588,229	US$	4,221,940
Accounts receivable, net, including $261,889 and $1,297,734 from related parties as of December 31, 2018 and 2017, respectively		150,047,797		134,384,961
Bank acceptance notes from customers		62,052,225		116,040,688
Inventories, net		204,285,427		114,300,564
Prepayments, current, including $3,670,573 and $999,527 to related party as of December 31, 2018 and 2017, respectively		7,776,591		8,826,004
Restricted cash, current		19,307,003		376,236
Advances to related parties		79,739,417		72,318,224
Other current assets, net		15,697,448		5,555,568
Total Current Assets		612,494,137		456,024,185

Property, plant and equipment, net		96,053,386		79,828,006
Land use rights, net		21,124,455		14,912,134
Intangible assets, net		220,232		3,341
Deposits on loan agreements		10,199,324		10,712,865
Prepayments, non-current		31,575,238		16,594,987
Other assets, non-current		563,542		-
Restricted cash, non-current		18,067,374		-
Deferred tax assets		4,073,838		4,240,424
Total Non-current Assets		181,877,389		126,291,757
Total Assets	US$	794,371,526	US$	582,315,942

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $23,805,200 and $15,896,804 due to related parties as of December 31, 2018 and 2017, respectively	US$	236,433,718	US$	118,051,633
Deposits received from customers		51,529,795		43,087,473
Short term bank loans		217,940,471		125,380,899
Current portion of long term loans		21,141,029		24,266,031
Income tax payable, current		3,421,486		3,249,727
Accrued expenses		24,045,902		25,154,658
Due to related party		5,959,752		1,572,963
Deferred income		1,453,282		1,020,273
Other current liabilities		3,288,344		2,857,130
Total Current Liabilities		565,213,779		344,640,787

Long term loans, less current portion and net of unamortized debt issuance costs		14,429,404		37,383,224
Income tax payable, non-current		9,259,307		-
Total Non-current Liabilities		23,688,711		37,383,224
Total Liabilities		588,902,490		382,024,011

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of December 31, 2018 and 2017		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of December 31, 2018 and 2017		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		20,007,007		17,562,357
Accumulated other comprehensive income		6,655,803		15,903,188
Retained earnings		178,535,378		168,244,329
Total SORL Auto Parts, Inc. Stockholders’ Equity		176,654,143		173,165,829
Noncontrolling Interest In Subsidiaries		28,814,893		27,126,102
Total Equity		205,469,036		200,291,931
Total Liabilities and Equity	US$	794,371,526	US$	582,315,942

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Years Ended December 31, 2018 and 2017

	2018		2017

Sales	US$	468,049,906	US$	390,522,569
Include: sales to related parties		30,273,960		24,376,622
Cost of sales		345,534,015		286,336,367
Gross profit		122,515,891		104,186,202

Expenses:
Selling and distribution expenses		55,158,703		39,067,566
General and administrative expenses		26,939,370		22,023,338
Research and development expenses		16,366,393		11,004,560
Total operating expenses		98,464,466		72,095,464

Other operating income, net		10,122,416		3,039,824

Income from operations		34,173,841		35,130,562

Interest income		6,052,416		232,466
Government grants		4,307,609		2,264,055
Other income		260,448		101,475
Interest expenses		(13,570,956)		(3,100,396)
Other income (expenses)		43,219		(2,883,440)

Income before income taxes provision		31,266,577		31,744,722

Provision for income taxes		15,814,600		4,717,810

Net income	US$	15,451,977	US$	27,026,912

Net income attributable to noncontrolling interest in subsidiaries		2,716,278		2,702,691

Net income attributable to common stockholders	US$	12,735,699	US$	24,324,221

Comprehensive income:

Net income	US$	15,451,977	US$	27,026,912
Foreign currency translation adjustments		(10,274,872)		10,873,496
Comprehensive income		5,177,105		37,900,408
Comprehensive income attributable to noncontrolling interest in subsidiaries		1,688,791		3,790,041
Comprehensive income attributable to common stockholders	US$	3,488,314	US$	34,110,367

Weighted average common share - basic		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921

EPS - basic	US$	0.66	US$	1.26

EPS - diluted	US$	0.66	US$	1.26

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2018 and 2017

	2018		2017

Cash Flows From Operating Activities
Net income	US$	15,451,977	US$	27,026,912
Adjustments to reconcile net income to net cash provided by operating activities:

Allowance for doubtful accounts		1,159,061		1,474,872
Depreciation and amortization		11,838,692		9,259,516
Deferred income tax		(37,588)		(807,058)
Loss (gain) on disposal of property and equipment		(40,779)		9,515
Amortization of debt issuance costs		1,168,449		-
Changes in assets and liabilities:
Account receivable		(23,258,262)		(26,640,753)
Bank acceptance notes from customers		120,433,497		(3,197,464)
Other currents assets		(10,884,355)		(4,371,425)
Inventories, net		(97,808,381)		(43,139,593)
Prepayments		942,352		1,877,272
Other assets		(577,381)		-
Accounts payable and bank acceptance notes to vendors		121,285,932		46,444,126
Income tax payable		9,534,690		2,126,238
Deposits received from customers		10,765,839		18,302,544
Deferred income		493,752		989,766
Other current liabilities and accrued expenses		692,584		4,466,181
Net Cash Flows Provided By Operating Activities		161,160,079		33,820,649

Cash Flows From Investing Activities
Deposits on loan agreements		-		(5,196,271)
Acquisition of property, plant, and equipment and land use rights		(55,376,169)		(52,259,319)
Deposits for acquisition of land use rights		-		(2,982,537)
Refund of deposits for acquisition of land use rights		-		2,982,537
Acquisition of intangible asset		(225,640)		-
Advances to related parties		(211,733,387)		(186,885,309)
Repayment of advances to related parties		129,577,381		118,436,661
Net Cash Flows Used In Investing Activities		(137,757,815)		(125,904,238)

Cash Flows From Financing Activities
Proceeds from short term bank loans		527,380,963		206,836,188
Repayment of short term bank loans		(426,390,447)		(113,440,430)
Proceeds from related parties		9,669,326		103,775,545
Repayments to related parties		-		(139,482,122)
Proceeds from long term loans		-		29,692,975
Repayment of long term loans		(24,859,848)		(3,008,756)
Payment of debt issuance costs		-		(1,767,572)
Net Cash Flows Provided By Financing Activities		85,799,994		82,605,828

Effects on changes in foreign exchange rate		(2,837,828)		542,161

Net change in cash, cash equivalents and restricted cash		106,364,430		(8,935,600)

Cash, cash equivalents, and restricted cash - beginning of the year		4,598,176		13,533,776

Cash, cash equivalents, and restricted cash - end of the year	US$	110,962,606	US$	4,598,176

Supplemental Cash Flow Disclosures:
Interest paid	US$	11,653,031	US$	2,860,931
Income taxes paid	US$	6,343,206	US$	3,398,629

Non-cash Investing and Financing Transactions
Liabilities assumed in connection with acquisition of property, plant, and equipment and land use rights	US$	703,698	US$	-
Land use rights transferred from prepayments	US$	7,733,989	US$	-
Borrowings from long term loans in the form of bank acceptance notes	US$	-	US$	29,692,975
Repayments from related party in the form of bank acceptance notes	US$	70,818,463	US$	35,706,576
Repayments to related party in the form of bank acceptance notes	US$	5,097,556	US$	-
Transfer of debt among related parties	US$	-	US$	3,711,622
Deposits on loan agreements deducted from proceeds of long term loans	US$	-	US$	5,196,271

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	US$	73,588,229	US$	4,221,940
Restricted cash, current		19,307,003		376,236
Restricted cash, non-current		18,067,374		-
Total cash, cash equivalents, and restricted cash	US$	110,962,606	US$	4,598,176